SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 25, 2003

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS.

                On February 25, 2003, Hewlett-Packard Company (“HP”) issued financial statements relating to the results of its first fiscal quarter ended January 31, 2003, which are attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 7.  STATEMENTS AND EXHIBITS.

                The following exhibit is being filed with this report.

                                                                                                Exhibit 99.1            Financial Statements for the fiscal quarter ended January 31, 2003.

ITEM 9.  REGULATION FD DISCLOSURE.

                On February 25, 2003, HP issued a press release relating to the results of its first fiscal quarter ended January 31, 2003. The press release, entitled “HP Reports First Quarter 2003 Results,” is furnished (not filed) below:

Hewlett-Packard Company 3000 Hanover Street Mail Stop 1048 Palo Alto, CA 94304 www.hp.com

Editorial Contacts: Tim Marklein, HP +1 650 236 4525 tim.marklein@hp.com Rebeca Robboy, HP +1 650 857 2064 rebeca_robboy@hp.com

HP Reports 1st Quarter 2003 Results

•           Non-GAAP EPS $0.29, up 21% Sequentially, $0.02 Cents Higher Than Analyst Consensus Estimates of $0.27

•           GAAP EPS $0.24, up 85% Sequentially

•           Revenue of $17.9 Billion, Down 1% Sequentially

•           Gross Margin of 26.5%, up 0.6 Points Sequentially

•           Non-GAAP Operating Profit $1.1 Billion, up 25% Sequentially

•           GAAP Operating Profit $879 Million, up 107% Sequentially

•           Personal Systems Reports $33 Million Profit vs. $68 Million Loss in Q4; Enterprise Systems Cuts Loss by 36% Sequentially

•           Affirms Q2 Consensus Estimates of $0.27 Non-GAAP EPS

PALO ALTO, Calif., Feb. 25, 2003 — HP (NYSE:HPQ) today reported financial results for its first fiscal quarter ended Jan. 31, 2003. The company reported first quarter revenue of $17.9 billion, compared to $18.0 billion in the prior quarter. Revenue reflected ongoing weakness in commercial IT spending in the United States and Japan, while Europe and Asia-Pacific posted solid revenue growth quarter over quarter.

Non-GAAP(1) (formerly reported as pro forma) operating profit totaled $1.1 billion, up 25% sequentially. Non-GAAP operating profit was 6.2% of revenue, up from 4.9% of revenue in the prior quarter. Non-GAAP diluted earnings per share (EPS) for the quarter was 29 cents, compared to 24 cents in the fourth quarter, up 21% sequentially. Non-GAAP diluted EPS and operating profit reflect a $156 million adjustment on an after-tax basis, or 5 cents on a diluted per share basis. The pre-tax adjustment includes $138 million of amortization of purchased intangible assets, and $86 million for other acquisition-related items. All non-GAAP financial information in this release is reconciled in the “Non-GAAP Consolidated Condensed Statement of Earnings” table below.

GAAP operating profit for the quarter was $879 million, up 107% sequentially. GAAP operating profit was 4.9% of revenue, up from 2.4% in the prior quarter. GAAP diluted EPS was 24 cents per share, versus 13 cents last quarter, representing an improvement of 85% sequentially.

Gross margin increased from 25.9% to 26.5%, up 0.6 percentage points sequentially, reflecting continued improvement in HP’s cost structures. Integration-related cost savings for the first quarter were $734 million, up from $482 million last quarter and 14% above first-quarter plan. Non-GAAP expenses as a percent of revenue were down sequentially from 21% to 20.3% of net revenue.

“HP is making good headway and continues to execute well,” said Carly Fiorina, HP chairman and chief executive officer. “The first quarter was our best overall profit performance since the merger, demonstrating there is significant leverage in our operating model. We made good progress on cost structures, achieved sequential market share gains in each of our businesses, and continued to improve gross margins. Our revenue shortfalls were largely confined to the U.S. market, as weak commercial spending continued. Outside the U.S., revenues improved 3% sequentially with strong performance in Europe and Asia-Pacific. Personal Systems posted a profit for the quarter, and Enterprise Systems improved operating results by 36% sequentially.

“Today’s world is full of uncertainty and predictions are difficult. We’re staying focused on what we can control — maximizing our operating model leverage, delivering the best possible products and services, accelerating market share gains, staying on the offense and investing in growth. Therefore, we’re comfortable affirming analyst consensus estimates of $0.27 for the second quarter.”

Summary of Financial Results

	Q1 FY2003	Q4 FY2002
Revenue	$17.9 billion	$18.0 billion
GAAP Operating Margin	4.9%	2.4%
Non-GAAP Operating Margin(1)	6.2%	4.9%
GAAP diluted EPS	$0.24	$0.13
Non-GAAP diluted EPS(1)	$0.29	$0.24

(1) All non-GAAP numbers (formerly reported as pro forma) have been adjusted to exclude certain items. A reconciliation of the specific adjustments to GAAP results for this quarter and the prior period is included in the non-GAAP income statement below. A description of HP’s use of non-GAAP financial information is provided under the heading “Use of Non-GAAP Financial Information” below.

Regionally, Americas revenue declined 7% sequentially to $8.2 billion for the quarter, representing 46% of total revenue. Europe grew 6% sequentially to $7.1 billion, representing 40% of total revenue. Asia-Pacific grew 3% sequentially to $1.9 billion, representing 11% of total revenue. Japan declined 6% sequentially to $744 million in revenue, representing 4% of HP’s total revenue.

In addition to posting a quarterly profit, Personal Systems grew sequentially in consumer PCs and handhelds, and reinforced HP’s commitment to innovation with strong market acceptance of new Media Center PC, Tablet PC and iPAQ offerings. Imaging and Printing continued to post strong revenue and operating profit, with market share gains across key categories.

Enterprise Systems reduced its operating losses for the second quarter in a row and maintained its strong market position in servers, storage, software and supercomputers. HP Services maintained double-digit profitability during the quarter and posted double-digit sequential revenue growth in managed services.

HP’s 20 largest new business contracts in the quarter — with an average value of more than $100 million each — represent a total long-term value of more than $2 billion.

According to the latest third-party market reports, HP continues to maintain its broad leadership position with sequential share gains across the business. During the fourth calendar quarter, HP grew its No. 1 share of overall server shipments worldwide to 30%, and grew server revenue sequentially (Gartner Dataquest, Q4’02). Specifically, HP increased its share of UNIX® revenue sequentially by 2.2% worldwide, and 7.2% in the United States, displacing Sun as the No. 1 UNIX vendor worldwide. HP also sequentially increased its No. 1 revenue and unit share of Industry Standard Servers worldwide, and grew twice as fast as the nearest competitor in the United States and worldwide. Additionally, HP increased its share of Linux server revenue to 32.8% worldwide (excluding mainframes), up 4.2% sequentially. (All Gartner Dataquest, Q4’02.) In storage, HP grew its No. 1 position in worldwide disk storage revenue to a 27% share, and achieved sequential growth in external RAID, storage software and SAN units shipped (IDC, Q3’02). HP’s managed services business is growing faster sequentially than major competitors.

In Personal Systems, HP re-gained the No. 1 position in worldwide PC shipments with sequential unit share gains in total PC clients — including both home and business PC clients, as well as desktop and notebook PCs (all IDC, Q4’02). In Imaging and Printing, HP extended its market share leadership in the overall U.S. printer market for the third consecutive quarter, where HP holds 59% share (IDC, Q4’02). HP grew unit share by 7% sequentially in both total inkjet printers and laser color printers in the United States, growing faster than the nearest two competitors (IDC, Q4’02). HP also has increased all-in-one inkjet shipments with worldwide share up 20 points from August to December (NPD Intelect).

Business Segment Results

As a standard part of HP’s business review process, the company has moved certain items between its core business segments and “other.” While these movements have some impact on results of the company’s other segments, all periods have been restated for comparative purposes.

Personal Systems

Personal Systems revenue totaled $5.1 billion, reflecting 2% sequential growth. Operating profit was $33 million, compared to a loss of $68 million last quarter.

First quarter revenues reflect significant sequential increases in consumer PC and handheld revenue, driven by new product introductions and normal seasonality, while notebooks, commercial PCs and workstations declined sequentially. Revenue declines reflect persistent softness in corporate IT spending and intense competition.

Personal Systems operating profit was 0.6% of revenue, compared to negative 1.4% last quarter. Operating margin improvements reflect significant business model enhancements, re-engineered channel programs, competitive new product introductions and continued execution improvements. During the quarter, HP maintained worldwide commercial channel inventories at 3.1 weeks and managed consumer channel inventories down sequentially from 6.3 weeks to 4.9 weeks.

During the fourth quarter, HP introduced several innovative products including the Tablet PC, the HP Media Center PC, two new HP iPAQ Pocket PCs, a breakthrough Digital Media Receiver product for consumers, and several low-priced notebook and desktop PC offerings. HP also achieved a significant milestone in handhelds, reaching the 3 million unit sales mark.

Recent Personal Systems wins include SBC’s selection of HP to deploy 14,000 desktops, 4,600 notebooks and 400 technical workstations supported by an HP service warranty, and a three-year, $100 million contract with the Internal Revenue Service to provide more than 30,000 desktop and notebook PCs.

Enterprise Systems

Enterprise Systems made significant progress improving its cost structure and improved HP’s market share sequentially in a difficult IT spending environment. Revenue was $3.7 billion, down 6% sequentially, reflecting continued soft demand in the United States and Latin America. Enterprise Systems reduced its operating loss to $83 million during the quarter, from $129 million last quarter.

Enterprise Systems operating profit was negative 2.2% of revenue, compared to negative 3.2% last quarter. Business-critical server revenue was down 12% sequentially, reflecting a weak UNIX market and a tough quarter for NonStop servers in the telecommunications and finance industries. Industry-standard server revenue was down 5% sequentially, reflecting soft market demand. Storage revenue was down 5% sequentially. Software revenue was flat sequentially.

The quarter’s highlights included record worldwide shipments of ProLiant industry standard servers and another quarter of record Superdome shipments. During the quarter, HP continued shipping what is now into the thousands of Itanium® 2-based systems and launched new AlphaServers, new ProLiant servers and 2- and 4-way blade servers. OpenView management software license revenue increased 15% sequentially. HP announced its Adaptive Management software platform with 30 new OpenView and Opencall products. HP also unveiled the industry’s first network storage virtualization framework, 33 new storage products and expanded relationships with Brocade and Microsoft.

Recent Enterprise Systems wins include: a multi-year contract with Delphi Corporation for ProLiant and HP-UX servers, StorageWorks systems and HP managed services to support Delphi’s global SAP solutions; a $55 million contract with InSite One, Inc. to deliver a pay-per-use medical imaging and archiving solution based on ProLiant and StorageWorks systems; completion of a second multi-million dollar contract with DGI (France’s tax administration department) for HP-UX servers, storage and nearly 40,000 PCs; and a contract with General Motors Corporation to upgrade its dealer technology nationwide with HP ProLiant servers for 7,600 dealerships and fleet customers.

Services

HP Services maintained double-digit profit margins during the quarter and grew above market rates in the managed services business, despite a continued weak IT services market. Revenue was $3.0 billion, down 3% sequentially. Operating profit was $341 million or 11.5% of revenue, down 6% sequentially.

Customer support revenue was down 3% sequentially, reflecting lengthening customer renewal cycles. Managed services revenue was up 11% sequentially, reflecting comprehensive deals closed in fiscal 2002 and new helpdesk and desktop contracts as customers use outsourcing to reduce IT costs. This business was profitable for the second quarter in a row. Consulting and integration revenue was down 12% sequentially, as HP focuses its consulting efforts more tightly for improved profitability.

Highlights for HP Services in the quarter included strong demand for enterprise Microsoft® services, enterprise resource planning and supply chain services, helpdesk and desktop services, SAN implementation services and data center infrastructure management. Recent wins include a five-year, $240 million managed services agreement with Telecom Italia to manage 90,000 seats including help desk, onsite services and the overall IT environment; a five-year agreement with DIRECTV, Inc. to provide computing infrastructure and ongoing management services and support for DIRECTV’s 24x7 billing environment; a five-year contract with Critical Path to manage three existing data centers and helpdesk services worldwide; and a four-year agreement to provide the Swedish Parliament with a secure IT and communications infrastructure.

Imaging and Printing

Imaging and Printing revenue totaled $5.6 billion, flat sequentially following a seasonally strong fourth quarter, and representing strong year-over-year growth. Operating profit was $907 million, down 4% sequentially. As a percent of revenue, operating profit for the segment was 16.2%, compared to 16.8% last quarter. Normal seasonal gross margin declines were partially offset by continued operational efficiencies.

Imaging and Printing’s revenue reflects strong holiday sales in digital imaging, home printers and solid supplies sales, offset by continued weakness in enterprise IT spending. Digital imaging revenue increased 7% sequentially, as digital photography continues to move mainstream. Home hardware revenue decreased 3% sequentially. Supplies revenue decreased 2% sequentially following a record quarter, but was up 14% year over year with continued strong sales in toner, ink and photo media. Business hardware revenue increased 1% sequentially, fueled by demand for HP’s color and personal LaserJet printers and gains in digital publishing.

The quarter’s highlights include strong continued response to roughly 50 new “Big Bang” consumer and business products, as well as the first sub-$1,000 color LaserJet printer and new midrange LaserJet printers. HP’s imaging and printing products won more than 75 industry awards during the quarter.

Financial Services

HP Financial Services offers leasing and financial asset management services to HP customers worldwide, operating as a wholly owned subsidiary. Revenue was $517 million, down 4% sequentially. Operating results showed significant improvement, with operating profit of $14 million for the quarter versus a $101 million loss last quarter. The improvement reflects reductions of bad debt expense incurred in the prior quarter, primarily in Latin America and EMEA. Operating profit was 2.7% of revenue, compared to negative 18.8% last quarter. Portfolio assets were down 2% quarter to quarter, reflecting soft market conditions.

Asset Management

HP exited the quarter with $13.2 billion in gross cash, which includes cash and cash equivalents of $12.6 billion and short- and certain long-term investments of $600 million. Inventory ended the quarter at $6.1 billion, a sequential increase of $294 million over Q4. Trade receivables decreased $590 million from the prior quarter to $7.9 billion. Cash generated from operations for the quarter was $791 million, and the company added $1.3 billion in net short- and long-term debt throughout the quarter. HP’s dividend of $0.08 in the fourth quarter resulted in a cash use of $245 million. In addition, HP repurchased $155 million of stock.

Outlook

For the second quarter 2003, HP affirmed Wall Street consensus estimates of $0.27 earnings per share on a non-GAAP basis, taking into account normal seasonal revenue patterns.

More information on this quarter’s earnings is available on HP’s Investor Relations site at http://www.hp.com/hpinfo/investor/financials/quarters/.

About HP

HP is a leading global provider of products, technologies, solutions and services to consumers and businesses. The company’s offerings span IT infrastructure, personal computing and access devices, global services and imaging and printing. HP completed its acquisition of Compaq Computer Corporation on May 3, 2002. More information about HP is available at http://www.hp.com.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, HP uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core business segment operational results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Unix is a registered trademark of the Open Group. Itanium is a registered trademark of Intel Corp. or its subsidiaries in the United States and other countries. Microsoft is a U.S. registered trademark of Microsoft Corp.

This document contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of HP and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenues, margins, synergies or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including the execution of integration and restructuring plans; any statements concerning proposed new products, services, developments, anticipated performance of products or services, or industry rankings; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include macroeconomic and geopolitical trends and events; intense competition within our industry; performance of contracts by suppliers, customers and partners; employee management issues; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; and other risks that are described from time to time in HP’s Securities and Exchange Commission reports, including without limitation HP’s annual report on Form 10-K for the fiscal year ended October 31, 2002 and other subsequently filed reports. HP assumes no obligation to update these forward-looking statements.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

(Unaudited)

(In millions except per share amounts)

	Three months ended
	January 31, 2003(a)	October 31, 2002(a),(b)	January 31, 2002(b),(c)

Net revenue	$17,877	$18,048	$11,383

Costs and expenses:
Cost of sales	13,141	13,380	8,356
Research and development	908	979	691
Selling, general and administrative	2,725	2,819	1,623
Amortization of goodwill and purchased intangible assets	138	150	50

Restructuring charges	—	150	—
Acquisition-related charges	86	145	38
Total costs and expenses	16,998	17,623	10,758

Earnings from operations	879	425	625

Interest and other, net	51	68	10
Net investment (losses) gains	(5)	(38)	9

Earnings before taxes	925	455	644

Provision for taxes	204	65	160

Net earnings	$721	$390	$484

Net earnings per share:
Basic	$0.24	$0.13	$0.25
Diluted	$0.24	$0.13	$0.25

Cash dividends declared per share	$0.16	$—	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	3,048	3,047	1,941
Diluted	3,065	3,048	1,963

(a)   The results for the three months ended January 31, 2003 and October 31, 2002 include the results of Compaq for the entire period.

(b)   Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

(c)   The results for the three months ended January 31, 2002 include the results of HP prior to the acquisition of Compaq.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES

NON-GAAP CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

Excluding adjustments itemized below

(Unaudited)

(In millions except per share amounts)

	Three months ended
	January 31, 2003(a)	October 31, 2002(a),(b)	Percent increase/decrease)

Net revenue	$17,877	$18,048	(1)

Costs and expenses:
Cost of sales	13,141	13,370
Research and development	908	979
Selling, general and administrative	2,725	2,819
Total costs and expenses	16,774	17,168	(2)

Earnings from operations	1,103	880	25

Interest and other, net	51	68

Earnings before taxes	1,154	948	22

Provision for taxes	277	227

Net earnings	$877	$721	22

Net earnings per share:
Basic	$0.29	$0.24
Diluted	$0.29	$0.24

Weighted-average shares used to compute net earnings per share:
Basic	3,048	3,047
Diluted	3,065	3,056

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

GAAP net earnings	721	390

Acquisition-related inventory write-down included in cost of sales	—	10
Amortization of goodwill and purchased intangible assets	138	150
Restructuring charges	—	150
Acquisition-related charges	86	145
Net investment losses	5	38
Income tax effect of reconciling items	(73)	(162)

Non-GAAP net earnings	$877	$721

(a)   The non-GAAP results for the three months ended January 31, 2003 and October 31, 2002 include the results of Compaq for the entire period.

(b)   Certain reclassifications have been made to prior period amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEET

(In millions)

	January 31, 2003	October 31, 2002(a)
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$12,641	$11,192
Short-term investments	223	237
Accounts receivable, net	7,866	8,456
Financing receivables, net	3,565	3,453
Inventory	6,091	5,797
Other current assets	7,277	6,940

Total current assets	37,663	36,075

Property, plant and equipment, net	6,865	6,924

Long-term investments and other assets	7,692	7,758

Goodwill	15,112	15,089

Purchased intangible assets	4,761	4,864

Total assets	$72,093	$70,710

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable and short-term borrowings	$3,033	$1,793
Accounts payable	6,334	7,012
Employee compensation and benefits	1,678	2,012
Taxes on earnings	1,582	1,529
Deferred revenues	3,450	3,260
Accrued restructuring	1,013	1,309
Other accrued liabilities	8,107	7,395

Total current liabilities	25,197	24,310

Long-term debt	6,187	6,035

Other liabilities	4,240	4,103

Stockholders’ equity	36,469	36,262

Total liabilities and stockholders’ equity	$72,093	$70,710

(a)    Certain reclassifications have been made to prior year balances in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

(In millions)

	Three months ended
	January 31, 2003(a)	October 31, 2002(a)

Cash flows from operating activities:
Net earnings	$721	$390

Adjustments to reconcile net earnings to net cash provided by operating activities:

Depreciation and amortization	690	709
Deferred taxes on earnings	138	389
Restructuring charges	—	150
Acquisition-related charges, including in-process research and development	86	145
Net investment losses	5	38
Changes in assets and liabilities:
Accounts and financing receivables	547	(79)
Inventory	(275)	(32)
Accounts payable	(693)	341
Other assets and liabilities	(428)	(583)

Net cash provided by operating activities	791	1,468

Cash flows from investing activities:
Investment in property plant and equipment, net	(427)	(366)
Change in investments, net	13	(1)
Cash acquired through business acquisitions, net of acquisition costs	(59)	—

Net cash used in investing activities	(473)	(367)

Cash flows from financing activities:
Increase (decrease) in notes payable and short-term borrowings, net	1,084	(338)
Change in long-term debt, net	244	(318)
Issuance of common stock under employee stock plans	203	24
Repurchase of common stock	(155)	(125)
Dividends	(245)	(244)

Net cash provided by (used in) financing activities	1,131	(1,001)

Increase in cash and cash equivalents	1,449	100
Cash and cash equivalents at beginning of period	11,192	11,092

Cash and cash equivalents at end of period	$12,641	$11,192

(a)    Results of operations for the three months ended January 31, 2003 and October 31, 2002 include the results of Compaq for the entire period.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

(In millions)

Net revenue (which includes intersegment revenue) and earnings from operations for each segment are provided in the tables below, which includes a reconciliation to our consolidated condensed statement of earnings:

	Three months ended
	January 31, 2003(a)	October 31, 2002(a),(b)

Net revenue:

Imaging and Printing Group	$5,610	$5,624
Personal Systems Group	5,143	5,037
Enterprise Systems Group	3,736	3,995
HP Services	2,960	3,065
Financing	517	537
Total segments	17,966	18,258

Eliminations/Other	(89)	(210)

Total HP Consolidated	$17,877	$18,048

Earnings from operations:

Imaging and Printing Group	$907	$944
Personal Systems Group	33	(68)
Enterprise Systems Group	(83)	(129)
HP Services	341	362
Financing	14	(101)
Total segments	1,212	1,008

Eliminations/Other	(333)	(583)

Total HP Consolidated	$879	$425

(a)   Segment information for the three months ended January 31, 2003 and October 31, 2002 include the results of Compaq for the entire period.

(b)  Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

# # #

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

Date: February 25, 2003	By:	/s/ CHARLES N. CHARNAS
	Name:	Charles N. Charnas
	Title:	Vice President, Deputy General Counsel and Assistant Secretary